As filed with the Securities and Exchange Commission on May 25, 1999.
                                                    Registration No. 001-09925
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                       --------------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------



                         -----------------------------

                                  COPE, INC.
                         -----------------------------


            (Exact name of registrant as specified in its charter)

        Delaware                                      87-0427731
---------------------------------          ------------------------------------
(State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)


                  Grundstrasse 14, 6343 Rotkreuz, Switzerland
                ----------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                       COPE, INC. 1998 STOCK OPTION PLAN
                   ----------------------------------------
                           (Full title of the plan)

                                 Adrian Knapp
                                Grundstrasse 14
                          6343 Rotkreuz, Switzerland
                      ----------------------------------
                    (Name and address of agent for service)


                                +4141 798-3344
      -------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                 Calculation of Registration Fee
-----------------------------------------------------------------------------------------------------------
                                                       Proposed
                                                       maximum         Proposed
  Title of                                             offering         maximum
 securities to be               Amount to be           price per       aggregate             Amount of
 registered                      registered              unit         offering price      registration fee
-----------------------------------------------------------------------------------------------------------
Common Stock,                400,000 shs./(2)/          $30/(1)/       $12,000,000           $3,336
 $.001 par value
---------------------------------------------------------------------------------------------------------

(1) In accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, we computed the registration fee on 400,000 shares of our common stock underlying options based upon the average of the high and low prices for our common stock on May 24, 1999.

(2) Pursuant to Rule 416, we are also registering the additional shares that may become issuable pursuant to anti-dilution provisions of the various options.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


                                  COPE, INC.

                                 Common Stock

               ------------------------------------------------

                          COPE 1998 STOCK OPTION PLAN
               ------------------------------------------------

                400,000 Shares of Common Stock, $.001 Par Value


  This Prospectus relates to the offer for sale from time to time of up to 400,000 shares of our common stock ($.001 par value per share) which includes
(i) shares of common stock we may issue from time to time to our employees, officers, directors, consultants and independent contractors upon their exercise of stock options granted to them under our 1998 Stock Option Plan ("Plan"), and
(ii) shares of common stock we issued to certain selling shareholders following their exercise of stock options granted to them under the Plan. The purchase price of the shares of common stock issued upon exercise of options granted under our Plan will be determined from time to time based upon the market price of the common stock in accordance with the terms of our Plan. The Purchase price for the shares of common stock we issued to the selling shareholders upon the exercise of their options was $8.40. We suggest that you retain this Prospectus for further reference.

Investing in our common stock involves a high degree of risk. For a discussion of certain factors you should consider in connection with any decision to purchase shares in this offering please see "Risk Factors" beginning on page 1.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

               ------------------------------------------------

This Prospectus only covers the sale of those shares purchased upon the exercise of stock options granted under our Plan and those shares being offered by the selling shareholders. This Prospectus does not cover the resales of those shares. However, persons ordinarily may publicly resell the shares of common stock acquired hereunder without registration under the Securities Act of 1933, as amended (the "Act"). Our affiliates, however, may not publicly resell shares acquired hereunder without compliance with Rule 144 promulgated under the Act or registration under the Act.

                     ------------------------------------

                 The date of this Prospectus is May 21, 1999.

                               TABLE OF CONTENTS

                                                                                  PAGE
RISK FACTORS..................................................................     1
------------

THE COMPANY...................................................................     6
-----------

INFORMATION ABOUT OUR STOCK OPTION PLAN.......................................     7
---------------------------------------
     Introduction.............................................................     7
     General Purpose..........................................................     7
     ERISA....................................................................     7
     Shares Available.........................................................     7
     Administration...........................................................     8
     Eligibility..............................................................     8
     Grant of Options.........................................................     8
     Exercise of Options......................................................     8
     Nontransferability.......................................................     9
     Termination of Employment................................................     9
     Death or Disability......................................................     9
     Duration, Amendment and Termination......................................     9
     Options Outstanding......................................................    10

FEDERAL INCOME TAX CONSEQUENCES...............................................    10
-------------------------------
     U.S. Federal Law.........................................................    10
     German Law...............................................................    12
     Swiss Law................................................................    13

SELLING SHAREHOLDERS..........................................................    13
--------------------

PLAN OF DISTRIBUTION..........................................................    14
--------------------

USE OF PROCEEDS...............................................................    15
---------------

RESTRICTIONS ON RESALE........................................................    15
----------------------

LEGAL MATTERS.................................................................    15
-------------

EXPERTS.......................................................................    15
-------

AVAILABLE INFORMATION.........................................................    15
---------------------

INCORPORATION OF DOCUMENTS BY REFERENCE.......................................    17
---------------------------------------

                                    PART I

Item 1.  Plan Information

                                 RISK FACTORS
                                 ------------

     Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks.

WE HAVE A LIMITED OPERATING HISTORY AND IS SUBJECT TO RISKS FREQUENTLY ENCOUNTERED BY EARLY STAGE COMPANIES

     We commenced business in 1991, however we did not begin to provide enterprise data storage and security consulting services and solutions until 1994. Therefore, we have a limited operating history in our present line of business. Investors must consider our business and prospects in light of the risks typically encountered by companies in their early stages of development, particularly those in rapidly evolving industries such as data storage. Some of these risks, in addition to those risks discussed elsewhere in this "Risk Factors" section, include:

  .  significant fluctuations in quarterly operating results;

  . the intensely competitive market for data storage and information management consulting services;

  . the challenges encountered in expanding our sales, support and distribution organization;

  . the risks relating to the timely introduction of new products and product enhancements; and

  .  the risks associated with the expansion of our operational infrastructure.

We discuss these and other risks in more detail below. We cannot be certain that our business strategy will be successful or that we will successfully address these risks.

FAILURE TO MEET FUTURE CAPITAL NEEDS MAY ADVERSELY AFFECT OUR BUSINESS

     We believe that we will need significant additional working capital to finance our continued growth. We believe that our existing capital resources will be sufficient to meet our capital requirements for at least the next twelve months. However, if our capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. Additional financing may not be available when needed on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures, which could materially adversely affect our business, financial condition or results of operations.

OUR MARKETS ARE HIGHLY COMPETITIVE

     The information management market is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered. Our major competitors are vendors of information management software and hardware products, including Hewlett Packard, EMC Corp., Unisys Corp. and Compaq Computer Corp. We also experience significant competition from other independent consulting and engineering firms.

     Many of our current and potential competitors, particularly information management software and hardware vendors, have significantly greater financial, technical, marketing and other resources than us. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or, in the case of vendors, to devote greater resources to the development, promotion, sale and support of their products than us. We also expect that competition will increase as a result of future software industry consolidations, which have occurred in the information management market in the past. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures faced by us will not materially adversely affect our business, operating results or financial condition.

     In addition to competition for client contracts, we also compete for qualified technical engineers and consultants. Our future success depends in significant part upon the continued service of our key technical personnel and our continuing ability to attract and retain highly qualified technical engineers and consultants. Competition for such personnel is intense, and there can be no assurance that we can retain our key technical and managerial employees or that we can attract, assimilate or retain other highly qualified technical personnel in the future.

OUR BUSINESS WILL BE SUBSTANTIALLY DEPENDENT ON CERTAIN STRATEGIC RELATIONSHIPS

     We do not develop or manufacture most of the products we sell to our customers. Instead, we contract to deliver our information systems, including most of the software and hardware, on a turn-key basis pursuant to fixed price contracts. Accordingly, we are substantially dependent on several third party product suppliers, particularly the manufacturers and distributors of the software and hardware products we sell to our customers. Our agreements with the third party product suppliers tend to be short term in nature and are subject to termination by the supplier in certain instances. This risk is further enhanced by the fact that we also compete with some of these third party product suppliers in the provision of consulting services and solutions to the European market. In the event a key supplier terminates its relationship with us without notice, or should we be compelled to do the same, our operations may be adversely affected.

WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH CURRENCY FLUCTUATIONS

     Virtually all of our sales are denominated in Euros or Swiss Francs. However, a significant amount of our cost of sales (i.e. hardware and software purchases) are denominated in US dollars. Consequently, our cost of doing business is directly affected by changes in the exchange rate amongst these currencies. Although we typically enter into contracts designed to partially mitigate the adverse effects of currency exchange fluctuations, changes in currency rates in the future could have a material adverse affect on our business and financial condition.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH THE EURO CONVERSION

     On January 1, 1999, eleven of the fifteen member countries of the European Union ("EU") established fixed conversion rates between their existing sovereign currencies and the Euro, and adopted the Euro as their common legal currency.
We currently denominate many of our transactions in Euros. We have adopted our information systems and practices to accommodate the Euro in those EU member countries in which we offer our services. Euro conversion is expected to generally increase cross-border price transparency among the participating countries and result in a more competitive European market. We are uncertain as to the effect, if any, that Euro conversion will have on our ability to sell our products and services in the European market. Euro conversion could potentially impact our pricing strategies and the demand for our services and products in the European market, lead to increased competition within the European market for the services and products sold by us, or impact our relationships with vendors and licensors. As a result of competitive pressures, we could also potentially be required to denominate future transactions in the Euro and incur currency risk and conversion costs as a result. There can be no assurance that Euro conversion will not have a material adverse effect on COPE's business, financial condition and results of operations.

WE MUST KEEP PACE WITH THE RAPIDLY CHANGING PRODUCT REQUIREMENTS OF OUR
CUSTOMERS

     Technology and customer needs change rapidly in the computer storage industry, which requires ongoing technological development and the introduction of new products. We believe our future success will depend, in part, on our ability to anticipate and adapt to such changes and to offer, on a timely basis, products and services that meet customer demands. Our inability to develop on a timely basis new products and services or enhancements to existing products and services, or the failure of such products and services or enhancements to achieve market acceptance, could materially adversely affect our business, financial condition and results of operations.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     A component of our long-term strategy is to expand into a number of European markets. However, we may not be able to market, sell and deliver successfully our services outside Germany, Switzerland, Austria and the other areas presently served. In addition, we will be subject to certain risks inherent in conducting business internationally, including:

  .  unexpected changes in regulatory requirements;

  .  export restrictions, tariffs and other trade barriers;

  .  problems in collecting accounts receivable;

  .  currency fluctuations;

  .  seasonal reductions in business activity; and

  .  potentially adverse tax consequences.

Any of these factors could adversely affect our international operations and could have a material adverse effect on our current or future business, results of operations and financial condition.

WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH THE YEAR 2000 PROBLEM

     Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. Although we believe that our systems are Year 2000 compliant, we do utilize third-party equipment and software that may not be Year 2000 compliant. Failure of such third-party equipment or software to operate properly with regard to the Year 2000 and thereafter could require us to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on our business and operating results.

WE ARE SUBSTANTIALLY DEPENDENT ON OUR KEY PERSONNEL

     Our success depends to a significant degree upon the continued services of Adrian Knapp, Chairman of the Board and Vice President and Stephan Isenschmid, President and Chief Executive Officer. The loss of the services of any key personnel could materially adversely affect our business, financial condition and results of operations.

WE MAY FACE DIFFICULTIES MANAGING OUR GROWTH

     We have a history of rapid growth. Our future operating results will depend on our management's ability to manage growth, including, but not limited to, hiring and retaining significant numbers of qualified employees, forecasting revenues, controlling expenses and managing our assets. An unexpected decline in the growth rate of revenues without a corresponding and timely reduction in expense growth or a failure to manage other aspects of growth could have a material adverse effect on our business, results of operations or financial condition.

WE HAVE NO IMMEDIATE PLANS TO PAY CASH DIVIDENDS

     We have never declared or paid cash dividends on its capital stock and we do not expect to declare or pay any cash dividends for the foreseeable future. Earnings, if any, will be retained to fund development and expansion. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and such other factors as the Board of Directors may deem relevant.

WE DO NOT HAVE AN ACTIVE MARKET FOR OUR COMMON STOCK

     Our common stock is traded on the OTC Bulletin Board under the symbol "COPE." On May 21, 1999, the last reported sale price of the common stock on the OTC Bulletin Board was $30.00 per share. However, we consider our common stock to be "thinly traded" and any last reported sale prices may not be a true market-based valuation of the common stock. Although we intend to list our common stock on the NASDAQ National Market and the Neuer Markt, an active market for our common stock may not develop. In addition, the stock market in general, and the stocks of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.

WE ARE SUBJECT TO CHANGES IN GOVERNMENT REGULATIONS

     Our business, results of operations and financial condition could be adversely affected if laws, regulations or standards relating to our products or services were newly implemented or changed. See, "Business - Regulations."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risks Factors." These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

                                  THE COMPANY
                                  -----------

     COPE, Inc. was incorporated in the State of Delaware in 1985 under the name Harrier, Inc. On September 11, 1998, we changed our corporate name to COPE, Inc. Our executive offices are located at Grundstrasse 14, 6343 Rotkreuz, Switzerland; telephone +41 41 798 3344.

     We are a provider of enterprise data storage and security consulting, services and solutions to customers located primarily in Western Europe. Our business consists of the analysis, design and implementation of storage and security systems that integrate the software and hardware products that best meet the identified objective. We generate revenue from three primary sources:

          . providing consulting services in connection with the initial analysis of a client's data storage or security needs and designing of a system best suited to meet those needs;

          . implementing the desired system by either reselling third party hardware or selling one of our proprietary solutions; and

          . providing ongoing consulting services in connection with the maintenance of the system, including improving and adding to the system to keep pace with the clients' changing needs and improvements in technology.

We generally provide our data storage and security systems on a turn-key basis and purchase for resale the software and hardware components made part of the systems solutions. We resell software and hardware products offered by the major vendors in the data storage and security industry, including:

     .  Advanced Digital Information             .  Legato Systems
     .  Ascend Communications                    .  National Semicondctor
     .  Cisco Systems                            .  Oracle
     .  Compaq Computer                          .  Overland Data
     .  Data General                             .  Storage Technolog
     .  EMC Corp                                 .  Sun Microsystems
     .  IBM                                      .  Veritas Software

Following our acquisition of Hicomp Software Systems GmbH on April 19, 1999, we also offer our own proprietary storage software products, Hiback and Hibars. We provide our information consulting services and solutions to a variety of companies in the financial, insurance, pharmaceutical and telecommunication industries located in Germany, Switzerland, and Austria.

     Our goal is to become the leading independent provider of enterprise data storage and security services and solutions in Western Europe. The key elements of COPE's strategy are:

          . Emphasize Consulting Services. By emphasizing the quality of our consulting services, we believe that we can establish and foster a reputation in Western Europe as a leading provider of enterprise data storage and security consulting, services and solutions.

          . Foster a Reputation for Independence. We intend to foster the reputation and image of an independent organization firm dedicated exclusively to providing storage and security consulting, services and solutions to the enterprise data storage market only.

          . Expand Through Targeted Acquisitions. We intend to aggressively seek out and acquire high quality independent consulting firms throughout Western Europe.

                    INFORMATION ABOUT OUR STOCK OPTION PLAN
                    ---------------------------------------

Introduction

     Set forth below is a summary of our 1998 Stock Option Plan (the "Plan"), which highlights the principal features of that plan. In addition to our Plan, we have also entered into stock option agreements with each of the individuals who have been granted options. You may obtain a copy of the Plan and the form of the stock option agreements by writing or calling our Chairman at the address and phone number listed above.

General Purpose

     Our Board of Directors adopted the Plan on August 14, 1998. The purpose of the Plan is to provide our officers, directors, employees, consultants and independent contractors added incentive for high levels of performance and unusual efforts to increase our earnings. The Plan provides these individuals with an opportunity to acquire, maintain and increase a proprietary interest in our success. The Plan also encourages those employees to continue their employment with us. We are permitted to grant two different types of options under the Plan, incentive stock options ("ISO's") under Section 422 of the US Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NSO's"). Both of these types of options are discussed in greater detail below.

ERISA

     The Plan is not an "employee pension benefit plan" as defined in Section 3(2) of the US Employee Retirement Income Security Act ("ERISA") and is not qualified as a profit sharing plan as described in Section 401 of the Code.

Shares Available

     We have reserved a total of 400,000 shares of common stock for issuance under the Plan. These shares may include authorized but unissued shares or shares we reacquired at any time.

     If a person fails to exercise an option granted under the Plan before it expires or if an option terminates for any reason, we will be able to use the shares which are subject to that option to grant further options under the Plan.

     The number of shares of common stock reserved for issuance under the Plan is subject to equitable adjustments for any recapitalizations, mergers, consolidations, stock dividends, split-ups, combinations, exchanges or any other similar changes which may be required to prevent dilution. Similarly, our Stock Option Committee, which administers the Plan, in its sole discretion, may adjust the number of shares a selected person is permitted to acquire if an increase or decrease in the amount of outstanding capital stock occurs prior to that person's exercise of an option granted pursuant to the Plan.

Administration

     The Plan is administered by our Stock Option Committee ("Committee"), which consists of our Board of Directors. The Committee members act in the capacity of plan administrators. The Committee has the authority to determine who will be granted options and the time or times those selected persons will be granted and may exercise all or any part of those options. The Committee also determines the number of shares to be subject to each option, the purchase price of the shares of common stock covered by each option and the method of payment of such price. The Committee also has the authority to construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and prescribe, amend and rescind rules and regulations relating to administration of the Plan.

Eligibility

     Only our officers, employees and directors who are also our employees or employees of any of our subsidiaries are eligible to receive grants of ISO's. Our officers, employees and directors (whether or not they are also employees) as well as our consultants, independent contractors or our other service providers are eligible to receive grants of NSO's.

     The Committee may consider any factors it believes will accomplish the purpose of the Plan when it determines (i) the number of shares to be covered by each option, (ii) the purchase price for such shares and the method of payment of such price, (iii) the individuals who will receive options, (iv) the terms and provisions of the option agreements, and (v) the times at which such options shall be granted.

Grant of Options

     The exercise price for the options granted under the Plan is specified in each stock option agreement. The Plan does not specify any maximum or minimum amount of options which may be granted to any person. However, the Code states that ISO's may not be granted if the sum of (i) aggregate fair market value (determined at the time the ISO's are granted) of the stock subject to all stock options we granted under the Plan which are first exercisable during the same calendar year plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options we granted to such optionee which are exercisable for the first time during such calendar year, exceeds $100,000.

     ISO's may be exercised for a term up to ten (10) years from the date it is granted. There is no limitation under the Plan on the term of NSO's. However, if a person owns more than 10% of the total combined voting power of all classes of our stock or the stock of our subsidiaries, that person's ISO's must expire no later than five (5) years after the date it is granted.

Exercise of Options

     ISO's
     -----

     The Committee shall determine the exercise price for each share which an optionee is entitled to purchase under an ISO. The minimum exercise price for an ISO shall be the fair market value per share on the date we grant the ISO.

     For those persons who own more than ten percent (10%) of the total combined voting power of all classes of our stock, including the stock of our subsidiaries, the minimum exercise price for an ISO shall be one hundred ten percent (110%) of the fair market value per share of common stock on the date we grant the ISO

  NSO's
  -----

     The Committee shall determine the exercise price for each share which an optionee is entitled to purchase under an NSO. The minimum exercise price for an NSO shall be eighty-five percent (85%) of the fair market value per share on the date we grant the NSO.

     For both ISO's and NSO's, the Committee determines the fair market value of the shares.

     The Committee shall also determine the consideration and the method of payment of the shares issued upon exercise of an option. The consideration may consist of cash, shares of our common stock or such other consideration and method of payment for the shares as may be permitted under applicable state and federal laws.

Nontransferability

     A person who receives options under the Plan may not transfer those options during his or her lifetime. A person who receives options may transfer those options after his or her death by will or under the laws of descent and distribution.

Termination of Employment

     If an employee who has received options ceases to be employed by, or ceases to have a relationship with us or any of our subsidiaries for any reason other than death, disability or cause, all options granted under the Plan will terminate not later than three (3) months thereafter. If we have terminated his or her employment with us or any of our subsidiaries for cause, all options granted to him or her shall expire immediately. However, the Committee may, in its sole discretion, waive the expiration of the Option within thirty (30) days of his or her termination.

Death or Disability

     If a holder of options dies or becomes disabled (as defined in Section 22(e)(3) of the Code) he or she (or his or her descendants) shall have six months to purchase all or any part of the shares of common stock he or she was entitled to purchase on the date his or her employment terminated due to his or her death or disability. In no case, however, may the option holder exercise options more than ten (10) years after the date the options were granted.

Duration, Amendment and Termination

     Unless previously terminated, the Plan will terminate on August 14, 2008. No options may be granted after that date under the Plan. (Options granted before the Plan terminates but exercisable afterwards will not be affected). The Committee may at any time and from time to time modify, amend, suspend or terminate the Plan. However, the Committee may not:

  . increase the maximum number of shares which may be purchased pursuant to options granted under the Plan, either in the aggregate or by an option holder, except in limited circumstances;

  .  change the designation of the class of employees eligible to receive ISO's

  .  extend the term of the Plan or the maximum option period under the Plan

  .  decrease the minimum ISO exercise price; or

  . cause ISO's issued under the Plan to fail to meet the requirements of incentive stock options under Section 422 of the Code.

An option holder must consent to any amendment of the Plan which would adversely affect his or her rights as an option holder.

Options Outstanding

     As of May 21, 1999, we have granted under the Plan options to purchase a total of 297,400 shares of common stock at exercise prices ranging from $8.40 to $50.00 per share, to our employees, officers, directors and consultants. As of May 21, 1999, options to purchase a total of 22,390 shares of common stock at an exercise price of $8.40 have been exercised.

                            INCOME TAX CONSEQUENCES
                            -----------------------

     This section of the Prospectus contains a discussion regarding the income tax consequences of the Plan under US Federal, German and Swiss law. This discussion is intended only as a broad discussion of the general rules under income tax laws in these jurisdictions applicable to the grant and exercise of options and the acquisition and disposition of common stock acquired pursuant to the exercise of options. Specific situations may be subject to different rules and may result in different tax consequences. You are strongly urged to consult your tax advisor with specific reference to your tax situation.


US Federal Law

     ISO's Under the Plan
     --------------------

     Grant and Exercise of ISO's. In general, an optionee realizes no income upon the grant of Plan ISO's (assuming these options qualified as "incentive stock options" under the Code when they were granted) or upon the exercise of ISO's. But see, "Alternative Minimum Tax," below. The amount paid by the optionee for the common stock received pursuant to the exercise of ISO's will generally constitute his or her basis (or cost) for tax purposes. The holding period for such common stock generally begins on the date the optionee exercises ISO's. See below for a discussion of the exceptions to these general rules when the optionee uses previously acquired stock of the Company to exercise ISO's.

     Alternative Minimum Tax. Although no current taxable income is realized upon the exercise of ISO's, Section 56(b)(3) of the Code provides that the excess of the fair market value on the date of exercise of the common stock acquired pursuant to such exercise over the option price is an item of tax adjustment. As such, the exercise of ISO's may result in the optionee being subject to the "Alternative Minimum Tax" for the year ISO's are exercised. The "Alternative Minimum Tax" is calculated on a taxpayer's adjusted gross income, subject to special adjustments, plus specified items of tax preference minus specified itemized deductions. The resulting amount is the alternative minimum taxable income.

     If the shares are disposed of in a "disqualifying disposition" -- that is, within one year of exercise or two years from the date of the option grant-- in the year in which the ISO is exercised, the maximum amount that will be included as Alternative Minimum Tax income is the gain on the disposition of the ISO stock. In the event there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition will not be considered income for Alternative Minimum Tax purposes. In addition, the basis of the ISO stock for determining gain or loss for Alternative Minimum Tax purposes will be the exercise price for the ISO stock increased by the amount that Alternative Minimum Tax income was increased due to the earlier exercise of the ISO. Alternative Minimum Tax incurred by reason of the exercise of the ISO does not result, for regular income tax purposes, in an increase in basis of the shares acquired upon exercise. The alternative minimum tax attributable to the exercise of an ISO may be applied as a credit against regular tax liability in a subsequent year, subject to certain limitations. The gain recognized upon a sale or exchange of shares acquired through the exercise of the ISO's will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the ISO was exercised.

     The application of the Alternative Minimum Tax for each optionee will depend on such optionee's total income and deductions for the year of exercise. As such, the extent to which, if any, the tax adjustment item generated by the exercise of ISO's in conjunction with any other tax adjustment items or alternative minimum tax adjustments may result in an Alternative Minimum Tax liability for any optionee cannot be determined. Accordingly, each optionee should consult his or her own tax counsel to determine the potential impact of the Alternative Minimum Tax on his or her exercise of ISO's.

     Employment and Holding Requirements of ISO's. The Code requires that the optionee remain an employee of the Company or its subsidiaries at all times during the period beginning on the date that the ISO's are granted and ending on the day three (3) months (or one (1) year in the case of permanent and total disability) before the date that each ISO is exercised. Under the Plan, upon termination of employment for any reason other than cause, disability or death the options terminate three (3) months after the termination date unless by their terms the options terminate earlier. If termination occurs as a result of disability or death, the options will expire one (1) year after such termination unless they expire before that date by their terms. Therefore, if the options constituted incentive stock options at grant, permissible exercises after termination automatically meet the employment requirements.

     In order for an optionee exercising ISO's to qualify for the income tax free treatment set forth in the preceding section such optionee must not dispose of the common stock acquired pursuant to the exercise of ISO's within two (2) years from the date the ISO's were granted, nor within one (1) year after the exercise of the ISO's. If the optionee meets these employment and holding requirements, any future gain or loss realized and recognized from the sale or exchange of the common stock should be long-term capital gain or loss, if the stock is held as a capital asset. If the optionee disposes of the shares of common stock acquired upon exercise of an ISO within two years from the granting of options or one year after the exercise of options (collectively, an "early disposition"), any gain will constitute, in the year of disposition, ordinary compensation income to the extent of the excess of the fair market value of the common stock on its acquisition date over the price paid for it by the optionee. Any additional gain will be treated as capital gain. If the optionee disposes of the shares of common stock at a loss, such loss will be a capital loss.

     For purposes of this section, the transfer of common stock by reason of the optionee's death does not constitute a disposition of the common stock. In addition, the transferee of the common stock is not subject to the holding and employment requirements.

     If the Recipient disposes of options instead of exercising them, the incentive stock option rules discussed herein have no application. The recipient-transferor will recognize either long or short-term capital gain or loss and the purchaser will not be subject to any of these rules.

     NSO's Under the Plan
     ---------------------

     In general, an optionee who receives an NSO realizes income either at the date of grant or at the date of exercise, but not at both. Unless the NSO has a "readily ascertainable fair market value" at the date of grant, the optionee recognizes no income on the date of grant and the compensatory aspects are held open until the NSO is exercised. In this case, upon exercise, the optionee will have compensation income to the extent of the difference between the fair market value of the stock at the time of exercise and the exercise price paid by the optionee.

     An NSO is deemed to have a "readily ascertainable fair market value" if (a) the NSO's are actively traded on an established market or (b) the fair market value can be measured with reasonable accuracy which means that (i) the NSO's are transferable, (ii) the NSO's are exercisable immediately in full, (iii) the NSO's and underlying stock are not subject to restrictions which have a significant effect on the NSO's value and (iv) the fair market value of the "option privilege" is readily ascertainable.


     Exercise of Options Through Use of Previously Acquired Common Stock of the
     --------------------------------------------------------------------------
     Company
     -------

     Under the Plan, in some circumstances an optionee may be allowed to use previously acquired common stock to exercise both ISO's and NSO's. Such previously acquired common stock may include common stock acquired pursuant to an earlier partial exercise of options. Generally the Internal Revenue Service (the "Service") recognizes that an exchange of common stock for other common stock does not constitute a taxable disposition of any shares of common stock. The Service treats such exchanges as two transactions. First, to the extent of the number of previously acquired shares of common stock, a share for share exchange occurs with each new share of common stock ("Carryover shares") succeeding to the cost basis and holding period of the old shares of common stock. Second, the remaining new shares of common stock are deemed acquired at a zero cost with their holding period commencing on the date of acquisition ("Noncarryover shares").

     The foregoing rules generally apply to the use of previously acquired common stock to acquire common stock under the Plan. An optionee may use common stock owned at the date options are exercised to acquire common stock upon exercise of the options. However, despite a "carryover" holding period, all of the new shares of common stock are still subject to the holding requirements discussed above. If optionee disposes of such common stock acquired pursuant to the exercises of ISO's before the later of two years from the granting or one year from exercise, an early disposition occurs first to the extent of the Noncarryover shares and then to the extent of the Carryover shares.

     In addition, if an optionee uses common stock acquired through a previous partial exercise of options ("First Stock") to acquire new common stock through an exercise of options ("Second Stock") before the First Stock has met the above holding requirements, the First Stock will be treated as having been disposed of in an early disposition. Therefore, the optionee will have to recognize ordinary compensation to the excess of the fair market value of the First Stock on its acquisition dates over its price paid. Despite the early disposition, any excess gain is not recognized, but is deferred and carried over to the Second Stock. If the First Stock is used to acquire other common stock which is not subject to either the Plan, no early disposition will generally occur and the tax free exchange rules may apply.

German Law

     Both ISOs and NSOs receive the same tax treatment under German law. In either case, the holder of the option does not realize income upon the issuance of the option. However, upon the exercise of the option, the holder realizes ordinary income, taxable at full rates, on the difference between the option price and the market price on the date of exercise. Under German law, capital gains on stock are tax-free if the investment has been held for at least 6 months. Accordingly, after incurring the initial tax burden upon exercise of their options, option holders do not incur additional taxation on future gains realized from share exchanges, assuming the requisite holding period is met.

Swiss Law

     Stock options are covered by Federal Tax Administration Circular Letters of November 8, 1973, May 19, 1990, and April 30, 1997. Under Swiss law, the grant of options under the Plan produces taxable income, so-called up-front taxation. In determining the taxable base, in the absence of any restrictions in the Plan, Swiss federal taxation will treat as taxable income the difference between the fair market value of the common shares underlying the options on the date of grant and the exercise price of the options. However, the exercise of the option does not produce taxable income to the employee. Accordingly, if the exercise price of the options is below fair market value on the date of grant, the employee bears a risk of incurring tax at the moment of the issuance of the option, and then having no deduction or credit should the shares either decline in value after exercise of the option or before exercise of the option, in which case the options would not be exercised.

     Note that for Swiss residents, state income taxation is also applied. The particular state tax implications should be verified by each optionee on an individual basis.


                             SELLING SHAREHOLDERS
                             --------------------

     The shares offered by this prospectus include up to 400,000 shares of our common stock ($.001 par value per share) which includes (i) shares of common stock we may issue from time to time to our employees, officers, directors, consultants and independent contractors upon their exercise of stock options granted to them under our 1998 Stock Option Plan ("Plan"), and (ii) shares of common stock we issued to certain selling shareholders following their exercise of stock options granted to them under the Plan.

     The shares of common stock offered by this prospectus by the selling shareholders represent (i) 275,010 shares of common stock underlying options granted to the selling shareholders and (ii) 22,390 shares of common stock which were acquired by the selling shareholders upon their exercise of options at an exercise price of $8.40 per share. The selling shareholders are as follows:


            Name                   Shares owned                 Shares          Shares Owned  After
                                   Prior to this               Offered(1)        this Offering(2)
                                     Offering
Adrian Knapp(3)                         1,352,000            56,000(4)                 1,296,000
Stephan Isenschmid(5)                   1,352,000            56,000(4)                 1,296,000
Markus Bernhard(6)                         18,500            18,500(7)                       -0-
Markus Stalder(8)                           1,000             1,000(9)                       -0-
Peter Koch (8)                             17,000             1,000(9)                    16,000
Kevin DeVito(8)                             3,870             3,000(9)                       870
Uwe Hinrichs                              480,000            60,000(9)                   420,000
Unnamed non-affiliates(10)                101,900           101,900(11)                      -0-
--------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this prospectus also covers such additional number of shares of common stock as may become issuable upon exercise of the stock options held by the selling shareholders as a result of stock splits, stock dividends and similar transactions.

(2) Assumes that all of the shares acquired upon exercise of the respective stock options held by the selling stockholders covered by this prospectus are sold in the offering.


(3)  Our Chairman of the Board.


(4) Includes 2,000 shares of common stock underlying presently exercisable options and 51,000 shares of common stock underlying options that are subject to vesting. Also includes 3,000 shares of common stock granted in April 1999 upon the exercise of options at an exercise price of $8.40.

(5)  Our President, Chief Executive Officer and director.

(6)  Our Chief Financial Officer.

(7) Includes 500 shares of common stock underlying presently exercisable options and 12,000 shares of common stock underlying options that are subject to vesting. Also includes 6,000 shares of common stock granted in April 1999 upon the exercise of options at an exercise price of $8.40.

(8)  One of our directors.

(9) Represents shares of common stock underlying options that are subject to vesting.

(10) Includes certain non-affiliates, none of which is offering more than 1,000 shares of common stock by this prospectus.

(11) Includes 91,510 shares of common stock underlying options that are subject to vesting. Also includes 10,390 shares of common stock granted in April 1999 upon the exercise of options at an exercise price of $8.40.


                             PLAN OF DISTRIBUTION
                             --------------------

     The shares of common stock may be offered from time to time by the selling shareholders or their donees, pledgees, transferees or other successors in interest for resale by this prospectus in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may offer their shares of common stock in one or more of the following transactions:

  .  in brokerage transactions;

  . on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

  .  in the over-the-counter market;

  .  in private transactions;

  .  by pledge to secure debts and other transactions;

  . a combination of any of the above transactions or by any other legally available means.

     The shares of common stock described in this prospectus may be sold from time to time directly by the selling shareholders. The selling shareholders may not sell all of the shares. The selling shareholders may transfer, devise, or gift such shares by other means not described in this prospectus.

     To comply with the securities laws of various states and other jurisdictions the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in various jurisdictions, the common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with. In addition, the selling shareholders and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 which may limit the timing of purchases and sales of common stock by the selling shareholders or any other such person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

                                USE OF PROCEEDS
                                ---------------

     We will receive the proceeds from the payment of the exercise price of the options and these payments will be applied towards our working capital. We will not receive any portion of the proceeds from the resale of the shares of common stock acquired upon exercise of the stock options.


                            RESTRICTIONS ON RESALE
                            ----------------------

     We are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Section 16(b) allows us to recover any profit realized by any of our officers or directors from any purchase and sale, or sale and purchase, of our common stock within any period of less than six months. Further, our affiliates who acquire shares of our common stock pursuant to an option described in this prospectus will not be able to rely on this prospectus to resell those shares. Accordingly, our affiliates who exercise options must insure that the resale of their shares complies with an available exemption from the registration provisions of the Federal securities law, such as Rule 144 under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS
                                 -------------

     Our corporate attorneys, Oppenheimer Wolff & Donnelly LLP, Newport Beach, California, will issue an opinion about the legality of the offered securities for us.


                                    EXPERTS
                                    -------

     ATAG Ernst & Young Ltd., independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-KSB for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on ATAG Ernst & Young Ltd.'s report, given on their authority as experts in accounting and auditing.

Item 2.  Registrant Information and Employee Plan Annual Information


                             AVAILABLE INFORMATION
                             ---------------------

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's offices located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which we have filed with the SEC under the Act, to which reference is hereby made.

                    INCORPORATION OF DOCUMENTS BY REFERENCE
                    ---------------------------------------

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Specifically, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  .  Annual Report on Form 10-KSB for the year ended December 31, 1998;

  .  Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

  .  Current Reports on Form 8-K filed with the SEC on March 12, 1999


     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Markus Bernhard, Chief Financial Officer, Grundstrasse 14, 6343 Rotkreuz, Switzerland; telephone 41 41 798 3333

     This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We are not making an offer of these securities in any state where the offer is not permitted.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) the Securities Exchange Act of 1934:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999

     3. The Company's Current Report on Form 8-K filed with the SEC on March 12, 1999


     You may request a copy of these filings at no cost by writing or telephoning us at the following address: Markus Bernhard, Chief Financial Officer, Grundstrasse 14, 6343 Rotkreuz, Switzerland; (4141) 798-3333.


Item 4.  Description of Securities.

     Inapplicable.


Item 5.  Interests of Named Experts and Counsel.

     Inapplicable.


Item 6.  Indemnification of Directors and Officers.

     Delaware Statutes
     -----------------

     Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

     "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.


     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch.261,L.'94,eff.7-1-94.)"

Certificate of Incorporation
----------------------------

     The Company's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. The Company's Bylaws also contain a provision for the indemnification of the Company's directors (see "Indemnification of Directors and Officers - Bylaws" below).


Bylaws
------

     The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

     "7.1  Authorization For Indemnification.  The Corporation may indemnify, in
           ---------------------------------
the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

     7.2   Advance of Expenses.  Costs and expenses (including attorneys' fees)
           -------------------
incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he or she is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his or her duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

     7.3  Insurance. The Corporation may purchase and maintain insurance on
          ---------
behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

     7.4  Non-exclusivity.  The right of indemnity and advancement of expenses
          ---------------
provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

Indemnity Agreements
--------------------

     The Company's Bylaws provide that the Company may indemnify directors, officers, employees or agents to the fullest extent permitted by law and the Company has agreed to provide such indemnification to its directors pursuant to written indemnity agreements.



Item 7.  Exemption from Registration Claimed.

        Inapplicable.


Item 8.  Exhibits.

Exhibit Number           Description
--------------           -----------
5.1 Opinion of Oppenheimer Wolff & Donnelly LLP re: legality of shares.
10.22             COPE, Inc. 1998 Stock Option Plan
23.1              Consent of Oppenheimer Wolff & Donnelly LLP (filed as Exhibit
                  5.1 herein).
23.2              Consent of ATAG Ernst & Young Ltd.


Item 9.  Undertakings.

          A. The undersigned registrant hereby undertakes to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

The Registrant
--------------

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 21, 1999.

                                          COPE, INC.
                                          a Delaware corporation



                                          By: /s/ ADRIAN KNAPP
                                              ----------------------------
                                              Adrian Knapp, Executive Vice
                                              President


                                          By: /s/ MARKUS BERNHARD
                                              ---------------------------
                                              Markus Bernhard
                                              Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                Title                              Date
               ---------                                -----                              ----

Signature                           Title                                       Date
---------                           -----                                       ----
/s/ ADRIAN KNAPP                     Chairman of the Board, Executive            May 21, 1999
----------------------
ADRIAN KNAPP                         Vice President and Director

/s/ STEPHAN ISENSCHMID               President, Chief Executive Officer          May 21, 1999
----------------------
STEPHAN ISENSCHMID                   and Director

/s/ MARKUS STALDER                   Director                                    May 21, 1999
----------------------
MARKUS STALDER

/s/ PETER KOCH                       Director                                    May 21, 1999
----------------------
PETER KOCH

/s/ KEVIN DEVITO                     Director                                    May 21, 1999
----------------------
KEVIN DEVITO